Exhibit 10.1
Third Amendment to Vaalco Energy, Inc. 2020 Long Term Incentive Plan
This Third Amendment (this “Amendment”) to the VAALCO ENERGY, INC. 2020 LONG TERM INCENTIVE PLAN (the “Plan”), effective as of June 4, 2026, is made and entered into by VAALCO Energy, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
RECITALS
WHEREAS, pursuant to Article 9 of the Plan, the Company’s Board of Directors (the “Board”) may amend the Plan provided that, under certain circumstances, such amendment must be approved by the requisite vote of the shareholders of the Company entitled to vote thereon;
WHEREAS, the Company desires to amend the Plan to:
(1)    revise certain provisions of Section 5.1 thereof to increase the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan, and remove the limitation on the number of shares that are subject to Incentive Stock Option treatment;
(2)    revise certain provisions of Section 5.3 thereof pertaining to the reuse of shares;
(3)    revise Section 5.4 thereof to eliminate the Fungible Share Provision thereof; and
(4)    extend the term of the Plan;
WHEREAS, the Board approved this Amendment on April 23, 2026, subject to approval by the Company’s shareholders; and
WHEREAS, this Amendment was submitted to the shareholders of the Company for their approval and was approved on June 4, 2026.
NOW, THEREFORE, in accordance with Article 9 of the Plan, the Company hereby amends the Plan as follows:
1.    Section 5.1 of the Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:
5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is twenty million (20,000,000), all of which shall be subject to Incentive Stock Option treatment. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the

Exhibit 10.1
number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
2.    Section 5.3 of the Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.3:
5.3 Reuse of Shares.
(a)    To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled shall again be available for awards under Section 5.1 of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Shares of Common Stock otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings shall again be available for awards under Section 5.1 of this Plan. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award is in cash.
(b)    Effective on the date that the stockholders of the Company approve this Plan, and except as otherwise set forth in this Section 5.3(a), above, the Prior Plan shall immediately and automatically become irrevocably frozen as follows: (i) thereafter no awards shall be granted under the Prior Plan, and (ii) awards that were granted and outstanding as of such date shall continue to exist in accordance with the terms of such underlying award agreements and the terms of the Prior Plan.
3.    Section 5.4 of the Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.4:
5.4 Share Reservation Provision. The aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced on a one-for-one basis for each share delivered in settlement of Awards.
4.    Article 10 of the Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Article 10:
ARTICLE 10. TERM. The Plan shall be effective from the date that this Plan is adopted by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on June 4, 2036, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.
5.    Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.